Rapidtron Files Definitive 14C
Tuesday April 15, 9:16 am ET

LAS VEGAS--(BUSINESS WIRE)--April 15, 2003--Rapidtron, Inc. (OTCBB:RPDT - News; formerly The Furnishing Club) announced today that the SEC has accepted the final definitive version of its filing on Form 14C.

Following from the original filing on January 27, 2003, the DEF14C outlines the definitive description, terms and conditions of the merger with Rapidtron, Inc. ("Rapidtron"), a privately held Delaware corporation, as first proposed on October 24, 2002.

Mailing of the DEF14C, which occurred on April 14, 2003, to RPDT's stockholders was the final step necessary to close the merger.

Upon closing, which is anticipated to be May 5, 2003, RPDT will issue 9,600,000 common shares to the shareholders of Rapidtron in exchange for 100% of the issued and outstanding common shares of Rapidtron. In addition, at closing RPDT will issue 400,000 common shares to certain finders associated with the merger.

Rapidtron has received $1,050,000 in bridge loans prior to closing of the merger, which RPDT has agreed to convert to 1,050,000 shares of common stock of RPDT at closing. Following closing, RPDT shall use its commercially reasonable best efforts to sell in a private placement offering a further 950,000 shares of RPDT restricted common stock at no less than $1.00 per share, that combined with the proceeds of the bridge loans, shall result in total proceeds of $2,000,000.

After closing and completion of the private placement, it is anticipated that RPDT will have 18,050,002 shares of common stock issued and outstanding.

The Directors of both RPDT and Rapidtron have independently determined that the merger is fair to their respective stockholders and in the best interests of such stockholders.

Completion of the proposed merger and financing is anticipated to accelerate the development of Rapidtron's business.

About the Merger Candidate

Rapidtron intends to become the leading provider of Radio Frequency (RF) smart card access control and ticketing/membership systems by providing the premier technology for operator-free entry and exit turnstiles.

Headquartered in Costa Mesa, California, Rapidtron, Inc. has established itself in the North American marketplace by currently providing its smart card access control systems to Copper Mountain in Colorado and Park City Resort in Utah, and its bar code system to the University of California Berkeley, and several leading fitness clubs. Rapidtron anticipates additional orders in 2003 from Park City, Copper Mountain, UC Berkeley, and several other winter resorts and fitness clubs.

Rapidtron has forged a strategic partnership with AXESS AG, a European (Austria) corporation. AXESS AG is at the forefront of Radio Frequency smart card technology and has installed over 2,500 Smart access gates and 1,500 point-of-sale systems to transit companies and vacation resorts in Europe.

For additional company information, contact John Veltheer at 702.948.5017.

RPDT has filed with the SEC a Definitive Information Statement in connection with the merger and mailed the Definitive Information Statement to its stockholders of record as of April 10, 2003. RPDT urges investors and security holders to read this Information Statement and any other relevant documents relating to the merger transaction described above. The Definitive Information Statement contains important information about RPDT, Rapidtron, the merger and related matters that should be considered by stockholders before making any decision regarding the merger and related transactions. The Definitive Information Statement and other documents are available free of charge on the SEC's web site at formerly The Furnishing Club) announced today that the SEC has accepted the final definitive version of its filing on Form 14C.

Following from the original filing on January 27, 2003, the DEF14C outlines the definitive description, terms and conditions of the merger with Rapidtron, Inc. ("Rapidtron"), a privately held Delaware corporation, as first proposed on October 24, 2002.

Mailing of the DEF14C, which occurred on April 14, 2003, to RPDT's stockholders was the final step necessary to close the merger.

Upon closing, which is anticipated to be May 5, 2003, RPDT will issue 9,600,000 common shares to the shareholders of Rapidtron in exchange for 100% of the issued and outstanding common shares of Rapidtron. In addition, at closing RPDT will issue 400,000 common shares to certain finders associated with the merger.

Rapidtron has received $1,050,000 in bridge loans prior to closing of the merger, which RPDT has agreed to convert to 1,050,000 shares of common stock of RPDT at closing. Following closing, RPDT shall use its commercially reasonable best efforts to sell in a private placement offering a further 950,000 shares of RPDT restricted common stock at no less than $1.00 per share, that combined with the proceeds of the bridge loans, shall result in total proceeds of $2,000,000.

After closing and completion of the private placement, it is anticipated that RPDT will have 18,050,002 shares of common stock issued and outstanding.

The Directors of both RPDT and Rapidtron have independently determined that the merger is fair to their respective stockholders and in the best interests of such stockholders.

Completion of the proposed merger and financing is anticipated to accelerate the development of Rapidtron's business.

About the Merger Candidate

Rapidtron intends to become the leading provider of Radio Frequency (RF) smart card access control and ticketing/membership systems by providing the premier technology for operator-free entry and exit turnstiles.

Headquartered in Costa Mesa, California, Rapidtron, Inc. has established itself in the North American marketplace by currently providing its smart card access control systems to Copper Mountain in Colorado and Park City Resort in Utah, and its bar code system to the University of California Berkeley, and several leading fitness clubs. Rapidtron anticipates additional orders in 2003 from Park City, Copper Mountain, UC Berkeley, and several other winter resorts and fitness clubs.

Rapidtron has forged a strategic partnership with AXESS AG, a European (Austria) corporation. AXESS AG is at the forefront of Radio Frequency smart card technology and has installed over 2,500 Smart access gates and 1,500 point-of-sale systems to transit companies and vacation resorts in Europe.

For additional company information, contact John Veltheer at 702.948.5017.

RPDT has filed with the SEC a Definitive Information Statement in connection with the merger and mailed the Definitive Information Statement to its stockholders of record as of April 10, 2003. RPDT urges investors and security holders to read this Information Statement and any other relevant documents relating to the merger transaction described above. The Definitive Information Statement contains important information about RPDT, Rapidtron, the merger and related matters that should be considered by stockholders before making any decision regarding the merger and related transactions. The Definitive Information Statement and other documents are available free of charge on the SEC's web site at www.sec.gov. In addition to the Definitive Information Statement, RPDT files annual, quarterly and special reports and other information with the SEC that are also available free of charge at the SEC's web site.

Forward-looking statements: The statements in this press release regarding the expected time frame for closing of the merger, benefits of the merger, future opportunities and any other effect, result or aspect of the proposed transaction and any other statements, which are not historical facts, are forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, costs and difficulties related to the integration of acquired businesses, costs, delays, and any other difficulties related to the merger, risks and effects of legal and administrative proceedings and governmental regulation, future financial and operational results, competition, general economic conditions, and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For additional information please call:

Contact:

Rapidtron Inc., Las Vegas
John Veltheer, 702/948-5017
702/948-5001 (fax)